SCHEDULE 14A

                                Amendment No. 1

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934



Filed by the Registrant    [X]

Filed by Party other than the Registrant    [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)
     (2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                              ALVERON ENERGY CORP.
                          ----------------------------
                (Name of Registrant as Specified In Its Charter)


                    William T. Hart - Attorney for Registrant
              ----------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):

[ ] $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6
    (i)(3)

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

         ----------------------------------------------------------------

    2) Aggregate number of securities to which transaction applies:

         ----------------------------------------------------------------

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

         ----------------------------------------------------------------


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                              ALVERON ENERGY CORP.
                            100-224 11th Avenue S.W.
                                Calgary, Alberta
                                 Canada T2R 0C3
                                 (403) 233-9239

                    NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
                            TO BE HELD JUNE __, 2012
To the Shareholders:

     Notice is hereby given that a special meeting of the shareholders of Alveron Energy Corp. (the "Company") will be held at 100 - 224 11th Avenue S.W., Calgary, Alberta Canada T2R 0C3 on June __, 2012, at 10:00 a.m., for the following purposes:

     (1) to approve an amendment to the Company's Certificate of Incorporation to change the name of the Company to Safebrain Systems, Inc.;

     (2) to approve an amendment to the Company's Certificate of Incorporation such that the Company would be authorized to issue up to 250,000,000 shares of common stock and up to 10,000,000 shares of preferred stock.

     to transact such other business as may properly come before the meeting.

     May __, 2012 is the record date for the determination of shareholders entitled to notice of and to vote at such meeting. Shareholders are entitled to one vote for each share held. As of May __, 2012 there were _______ outstanding shares of the Company's common stock.





      PLEASE INDICATE YOUR VOTING INSTRUCTIONS ON THE ATTACHED PROXY CARD,
                    AND SIGN, DATE AND RETURN THE PROXY CARD.

                    TO SAVE THE COST OF FURTHER SOLICITATION,
                              PLEASE VOTE PROMPTLY

                              ALVERON ENERGY CORP.
                            100-224 11th Avenue S.W.
                                Calgary, Alberta
                                 Canada T2R 0C3
                                 (403) 233-9239

                                 PROXY STATEMENT


     The accompanying proxy is solicited by the Company's directors for voting at the special meeting of shareholders to be held on June __, 2012, and at any and all adjournments of such meeting. If the proxy is executed and returned, it will be voted at the meeting in accordance with any instructions, and if no specification is made, the proxy will be voted for the proposals set forth in the accompanying notice of the special meeting of shareholders. Shareholders who execute proxies may revoke them at any time before they are voted, either by writing to the Company at the address shown above or in person at the time of the meeting. Additionally, any later dated proxy will revoke a previous proxy from the same shareholder. This proxy statement was mailed to shareholders of record on or about May __, 2012.

     There is one class of capital stock outstanding, that being common stock. Provided a quorum consisting of a majority of the outstanding shares entitled to vote is present at the meeting, the adoption of the proposals to come before the meeting will require the approval of a majority of votes cast at the meeting.

     Shares of the Company's common stock represented by properly executed proxies that reflect abstentions or "broker non-votes" will be counted as present for purposes of determining the presence of a quorum at the annual meeting. "Broker non-votes" represent shares held by brokerage firms in "street-name" with respect to which the broker has not received instructions from the customer or otherwise does not have discretionary voting authority. Abstentions and broker non-votes will not be counted as having voted against the proposals to be considered at the meeting.

PRINCIPAL SHAREHOLDERS

     The following table lists, as of May __, 2012, the shareholdings of (i) each person owning beneficially 5% or more of the Company's common stock (ii) each officer of the Company and (iii) all officers and directors as a group. Unless otherwise indicated, each owner has sole voting and investment powers over his shares of common stock.

Name and Address                   Number of Shares        Percent of Class
----------------                   ----------------        ----------------

Michael Scott                        20,947,500                40.2%
100 - 224 11th Ave.  S.W.
Calgary, Alberta T2R 0C3

All officers and directors
    as a group (one person)          20,947,500                40.2%

PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY TO SAFEBRAIN SYSTEMS, INC.

     In May 2012 the Company acquired all of the outstanding common stock of SafeBrain Systems, Inc. SafeBrain Systems owns the patents, trademarks, proprietary technology and other intellectual property pertaining to a concussion-sensing device known as the "SafeBrain" system.

     The SafeBrain system uses a sensor mounted on the helmet of an athlete. Following any impact to the helmet, the sensor transmits data to a computer on the sideline of the playing surface. Upon receiving the data, proprietary software provides an in-depth analysis of the impact which allows coaches or trainers to assess the situation and determine if medical attention is required.

     There are over 1.5 million registered minor hockey players worldwide with over 71% of them being located in North America. In addition, in the United States there are an estimated 1.1 million high school students playing football and 35,000 college football players. Studies published over the last 20 years indicate that 15-20% of high school football players suffer concussions each year in the U.S. According to Safekids.org, as of October 25, 2011 thirty-three states in the U.S. have enacted youth sports concussion-related laws.

     The Company believes there is no other product on the market with the advanced capabilities of the SafeBrain system.

     Accordingly, the shareholders of the Company are being requested to vote on the adoption of an amendment to the Company's Certificate of Incorporation changing the name of the Company to Safebrain Systems, Inc.

     The Board of Directors recommends that the shareholders vote for this proposal.

PROPOSAL TO AMEND THE COMPANY'S CERTIFICATE OF INCORPORATION SUCH THAT THE COMPANY WOULD BE AUTHORIZED TO ISSUE UP TO 250,000,000 SHARES OF COMMON STOCK AND UP TO 10,000,000 SHARES OF PREFERRED STOCK

Common Stock
------------

     The Company is presently authorized to issue 100,000,000 shares of common stock. As of the date of this proxy statement, the Company had 52,140,000 outstanding shares of common stock.

     In the past, and due to the lack of any significant revenues, the Company has relied upon proceeds from the private sales of its common stock, as well as warrants or securities convertible into common stock, to meet its funding requirements.

     The Company wants to increase the number of its authorized shares of common stock to allow the Company to raise additional capital through the sale of common stock or securities convertible into common stock.

     Although the Company may be required to fund its operations through the sale of its securities until significant revenues are generated from its operations, as of the date of this proxy statement the Company did not have any definitive agreements, plans, proposals, or arrangements, written or otherwise, to raise capital though the sale of its common stock.

Preferred Stock
---------------

     Under Delaware law, shares of preferred stock may be issued from time to time in one or more series as may be determined by the Board of Directors. For each series, the voting powers and preferences, dividend rights, preferential payments on liquidation, rights to convert the preferred shares into common shares, and any other qualifications, limitations or restrictions will be established by the Board of Directors.

     With this flexibility, the Board of Directors can issue a series of preferred stock which, unlike common stock, can be specifically tailored to unique aspects of a financing or an acquisition.

     However, the Company is currently not authorized to issue any shares of preferred stock. The Company is of the opinion that having the ability to issue shares of preferred stock would be advantageous in terms of raising capital or completing acquisitions.

     It should be noted, however, that the issuance of preferred stock with multiple votes per share and dividend rights, which would have priority over any dividends paid with respect to the holders of common stock, may make the removal of management difficult, even if the removal would be considered beneficial to stockholders generally, and may have the effect of limiting stockholders' participation in transactions such as mergers or tender offers if these transactions are not favored by the Company's management.

     The   Company   does  not  have  any   current   plans,   arrangements   or
understandings, written or oral, with respect to the issuance of any preferred shares.

     The Board of Directors recommends that the shareholders vote for the proposal to increase the Company's authorized capital.

                   AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     The Company's Annual Report on Form 10-K for the year ending October 31, 2011 will be sent to any shareholder of the Company upon request. Requests for a copy of this report should be addressed to the Secretary of the Company at the address provided on the first page of this proxy statement.

                                     GENERAL

     The cost of preparing, printing and mailing the enclosed proxy, accompanying notice and proxy statement, and all other costs in connection with solicitation of proxies will be paid by the Company including any additional solicitation made by letter, telephone or telegraph. Failure of a quorum to be present at the meeting will necessitate adjournment and will subject the Company to additional expense.

     The Company's Board of Directors does not intend to present and does not have reason to believe that others will present any other items of business at the annual meeting. However, if other matters are properly presented to the meeting for a vote, the proxies will be voted upon such matters in accordance with the judgment of the persons acting under the proxies.

     A copy of the proposed amendments to the Company's Certificate of Incorporation is attached.

          Please complete, sign and return the attached proxy promptly.

                              ALVERON ENERGY CORP.
                  (Amendments to Certificiate of Incorporation)


THE FIRST ARTICLE IS AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

     The name of this Corporation is Rockdale Resources Corporation.

THE FOURTH ARTICLE IS AMENDED IN ITS ENTIRETY TO READ AS FOLLOWS:

     The  authorized   capital  stock  of  the  Corporation   shall  consist  of
250,000,000 shares of common stock, $0.00001 par value, and 10,000,000 shares of preferred stock, $0.00001 par value.

     No share of common stock shall have any preference over or limitation in respect to any other share of such common stock. All shares of common stock shall have equal rights and privileges, including the following:

     1. All shares of common stock shall share equally in dividends. Subject to the applicable provisions of the laws of this State, the Board of Directors of the Corporation may, from time to time, declare and the Corporation may pay dividends in cash, property, or its own shares, except when the Corporation is insolvent or when the payment thereof would render the Corporation insolvent or when the declaration or payment thereof would be contrary to any restrictions contained in this Certificate of Incorporation. When any dividend is paid or any other distribution is made, in whole or in part, from sources other than unreserved and unrestricted earned surplus, such dividend or distribution shall be identified as such, and the source and amount per share paid from each source shall be disclosed to the stockholder receiving the same concurrently with the distribution thereof and to all other stockholders not later than six months after the end of the Corporation's fiscal year during which such distribution was made.

     2. All shares of common stock shall share equally in distributions in partial liquidation. Subject to the applicable provisions of the laws of this State, the Board of Directors of the Corporation may distribute, from time to time, to its stockholders in partial liquidation, out of stated capital or capital surplus of the Corporation, a portion of its assets in cash or property, except when the Corporation is insolvent or when such distribution would render the Corporation insolvent. Each such distribution, when made, shall be identified as a distribution in partial liquidation, out of stated capital or capital surplus, and the source and amount per share paid from each source shall be disclosed to all stockholders of the Corporation concurrently with the distribution thereof. Any such distribution may be made by the Board of Directors from stated capital without the affirmative vote of any stockholders of the Corporation.

     3.a. Each outstanding share of common stock shall be entitled to one vote at stockholders' meetings, either in person or by proxy.

     b. The designations, powers, rights, preferences, qualifications, restrictions and limitations of the preferred stock shall be established from time to time by the Corporation's Board of Directors, in accordance with Delaware Law.

         c. i)Cumulative voting shall not be allowed in elections of directors or for any purpose.


               ii)No holders of shares of capital stock of the Corporation shall be entitled, as such, to any preemptive or preferential right to subscribe to any unissued stock or any other securities which the Corporation may now or hereafter be authorized to issue. The Board of Directors of the Corporation, however, in its discretion by resolution, may determine that any unissued securities of the Corporation shall be offered for subscription solely to the holders of common stock of the Corporation, or solely to the holders of any class or classes of such stock, which the Corporation may now or hereafter be authorized to issue, in such proportions based on stock ownership as said board in its discretion may determine.

            iii) The Board of Directors may restrict the transfer of any of the
               Corporation's stock issued by giving the Corporation or any stockholder "first right of refusal to purchase" the stock, by making the stock redeemable, or by restricting the transfer of the stock under such terms and in such manner as the directors may deem necessary and as are not inconsistent with the laws of this State. Any stock so restricted must carry a conspicuous legend noting the restriction and the place where such restriction may be found in the records of the Corporation.

            iv) The judgment of the Board of Directors as to the adequacy of any consideration received or to be received for any shares, options, or any other securities which the Corporation at any time may be authorized to issue or sell or otherwise dispose of shall be conclusive in the absence of fraud, subject to the provisions of these Articles of Incorporation and any applicable law.

               Transactions with Directors and Other Interested Parties
               --------------------------------------------------------

     No contract or other transaction between the Corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by the Corporation, and no act of the Corporation shall in any way be affected or invalidated by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors or officers of, such other corporation. Any director of the corporation, individually, or any firm with which such director is affiliated may be a party to or may be pecuniarily or otherwise interested in any contract or transaction of the Corporation; provided, however, that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors of the Corporation, or a majority thereof, at or before the entering into such contract or transaction; and any director of the Corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

              Limitation of Director Liability and Indemnification
              ----------------------------------------------------

     No director of the Corporation shall have liability to the Corporation or to its stockholders or to other security holders for monetary damages for breach of fiduciary duty as a director; provided, however, that such provisions shall not eliminate or limit the liability of a director to the Corporation or to its shareholders or other security holders for monetary damages for: (i) any breach of the director's duty of loyalty to the Corporation or to its shareholders or other security holders; (ii) acts or omissions of the director not in good faith or which involve intentional misconduct or a knowing violation of the law by such director; (iii) acts by such director as specified by Delaware law; or (iv) any transaction from which such director derived an improper personal benefit.

     No officer or director shall be personally liable for any injury to person or property arising out of a tort committed by an employee of the Corporation unless such officer or director was personally involved in the situation giving rise to the injury or unless such officer or director committed a criminal offense. The protection afforded in the preceding sentence shall not restrict other common law protections and rights that an officer or director may have.

     The word "director" shall include at least the following, unless limited by Delaware law: an individual who is or was a director of the Corporation and an individual who, while a director of a Corporation is or was serving at the Corporation's request as a director, officer, partner, trustee, employee or agent of any other foreign or domestic corporation or of any partnership, joint venture, trust, other enterprise or employee benefit plan. A director shall be considered to be serving an employee benefit plan at the Corporation's request if his duties to the Corporation also impose duties on or otherwise involve services by him to the plan or to participants in or beneficiaries of the plan. To the extent allowed by Delaware law, the word "director" shall also include the heirs and personal representatives of all directors.

     This Corporation shall be empowered to indemnify its officers and directors to the fullest extent provided by law, including but not limited to the provisions set forth in the laws of Delaware, as they may be amended from time to time.

                                ALVERON ENERGY CORP.                       PROXY
                This Proxy is solicited by the Company's Board of Directors

The undersigned stockholder of Alveron Energy Corp. acknowledges receipt of the Notice of the Special Meeting of Stockholders to be held at ___________, on June __, 2012, at 10:00 a.m., and hereby appoints _____ and ________ with the power of substitution, as Attorneys and Proxies to vote all the shares of the undersigned at said annual meeting of stockholders and at all adjournments thereof, hereby ratifying and confirming all that said Attorneys and Proxies may do or cause to be done by virtue hereof. The above named Attorneys and Proxies are instructed to vote all of the undersigned's shares as follows:

The Board of Directors recommends a vote FOR Proposals 1 and 2.

(1) to approve an amendment to the Company's Certificate of Incorporation to change the name of the Company to Safebrain Systems, Inc.;

               [ ] FOR  [ ] AGAINST   [ ] ABSTAIN


(2) to approve an amendment to the Company's Certificate of Incorporation such that the Company would be authorized to issue up to 250,000,000 shares of common stock and up to 10,000,000 shares of preferred stock.

               [ ] FOR  [ ] AGAINST   [ ] ABSTAIN


     To transact such other business as may properly come before the meeting.


     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DISCRETION IS INDICATED, THIS PROXY WILL BE VOTED IN FAVOR OF ITEMS 1 AND 2.

                                       Dated this      day of         2012.
                                                  -----       -------


                                       ------------------------------------
                                                    (Signature)


                                       ------------------------------------
                                                    (Print Name)


    Please sign your name exactly as it appears on your stock certificate. If shares are held jointly, each holder should sign. Executors, trustees, and other fiduciaries should so indicate when signing.

   Please Sign, Date and Return this Proxy so that your shares may be voted at the meeting.

           Send the proxy statement by regular mail, email, or fax to:

                              ALVERON ENERGY CORP.
                           100 - 224 11th Avenue S.W.
                                Calgary, Alberta
                                 Canada T2R 0C3
                                 (403) 233-9239

                              ALVERON ENERGY CORP.
               NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS


     Important Notice Regarding the Availability of Proxy Materials for the Special Meeting of Shareholders to Be Held on June __, 2012.

     1.   This notice is not a form for voting.

     2. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

     3.   The  Proxy  Statement,   Information   Statement,   Annual  Report  to
          Shareholders is available at www.______

     4. If you want to receive a paper or email copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before _____, 2012 to facilitate timely delivery.

     A  special  meeting  of  the  Company's   shareholders   will  be  held  at
____________ at 100 - 224 11th Avenue S.W., Calgary, Alberta Canada T2R 0C3 on May 4, 2012, at 10:00 a.m., for the following purposes:

     (1) to approve an Amendment to the Company's Certificate of Incorporation to change the name of the Company to Safebrain Systems, Inc.;

     (2) to approve an Amendment to the Company's Certificate of Incorporation such that the Company would be authorized to issue up to 250,000,000 shares of common stock and up to 10,000,000 shares of preferred stock.

     to transact such other business as may properly come before the meeting.

     The Board of Directors recommends that shareholders vote FOR all proposals listed on the Notice of Special Meeting of Shareholders.

     May __, 2012 is the record date for the determination of shareholders entitled to notice of and to vote at such meeting. Shareholders may cast one vote for each share held.

     Shareholders  may  access  the following   documents  at
www.awinc.net/proxy_materials.php:

          o    Notice of the 2012 Special Meeting of Shareholders
          o    Company's 2012 Proxy Statement;
          o    Proxy Card

     Shareholders may request a paper copy of the Proxy Materials and Proxy Card by calling _______, by emailing the Company at ______________ or by visiting www.______________ and indicating if you want a paper copy of the proxy materials and proxy card:

          o    for this meeting only, or
          o    for this meeting and all other meetings.

     If you have a stock certificate registered in your name, or if you have a proxy from a shareholder of record on May __, 2012, you can, if desired, attend the Special Meeting and vote in person.

     Shareholders can obtain directions to the 2012 special shareholders' meeting at www._______________.

     Please visit www._______________ to print and fill out the Proxy Card. Complete and sign the proxy card and mail the Proxy Card to:

                              ALVERON ENERGY CORP.
                           100 - 224 11th Avenue S.W.
                                Calgary, Alberta
                                 Canada T2R 0C3
                                 (403) 233-9239


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